Exhibit 99.1

FOR MEDIA:
Jeffrey Klein (Marvel)	Wayne Charness
Dan Klores Communications	Hasbro, Inc.
212-981-5189	401-727-5983
jeff_klein@dkcnews.com	wcharness@hasbro.com

FOR INVESTOR RELATIONS

David Collins	Karen Warren
Marvel Entertainment/JCIR	Hasbro, Inc.
212-835-8500	401-727-5401
mvl@jcir.com	kwarren@hasbro.com

HASBRO AND MARVEL TEAM TO PRODUCE WIDE RANGE

OF TOYS AND GAMES BASED ON THE MARVEL CHARACTER UNIVERSE

Hasbro Awarded Five-Year Strategic License to Marvel’s Library of Over 5,000 Characters

Product Inspired by Spider-Man 3 Movie to be Among the First to Market

PAWTUCKET, R.I. and NEW YORK, NY (Jan. 9, 2006) – Hasbro, Inc. (NYSE:HAS) and Marvel Entertainment, Inc. (NYSE:MVL), announced today a license under which Marvel has granted Hasbro toy and game rights to its renowned Super Hero universe that includes franchises such as Spider-Man, Fantastic Four, X-Men and Captain America. Through the agreement, Hasbro has obtained the rights to develop products based on Marvel’s globally-known universe of over 5,000 characters in a wide range of toy and game categories -- including action figures, role play and preschool toys, board games and puzzles. The agreement covers both the “classic” comic book look of the characters as well as product lines inspired by Marvel-themed movies.

The five-year license gives Hasbro the rights to bring Marvel Entertainment-based toy products to retail beginning January 1, 2007. Hasbro’s first full line of products based on Marvel properties is expected to center on Ghost Rider and the highly-anticipated movie event, Spider-Man 3, scheduled for release on May 4, 2007. Marvel has also agreed to provide services to Hasbro in connection with the licensed toys. The license guarantees Marvel $205 million in royalty and service fee payments, of which $70 million would be payable on the theatrical release of Spider-Man 3 and $35 million upon the theatrical release of Spider-Man 4. In addition, the license can be extended past the five year term, dependent on the number of other entertainment properties released during that timeframe.

“We are particularly pleased with this arrangement as it fits strategically into our plan to continually develop our home-grown core brands while aligning ourselves selectively with the best licenses in the business,” Alfred J. Verrecchia, President and Chief Executive Officer of Hasbro, Inc. said.

“Hasbro’s multi-year agreement with Marvel provides Hasbro with proven properties in categories where we have been long-time industry leaders,” said Brian Goldner, Hasbro’s President, U.S. Toy Segment. “Marvel’s properties are a ‘who’s-who’ in children’s and family entertainment and provide Hasbro with many exciting opportunities in the years ahead.”

Tim Rothwell, Worldwide President, Consumer Media Group, Marvel Entertainment, added, “Hasbro is renowned in the toy arena. It supports its key brands with heavy promotional and advertising campaigns and their innovation provides consumers with an unmatched retail experience. We believe aligning with Hasbro as our master toy and game partner sets the stage for us to further extend the global and domestic reach and image of the overall Marvel brand.”

Bruno Maglione, President, Marvel International, commented, "As we continue the process of developing our brands through a heightened mix of coordinated multi-media and product activity it was important to engage with a partner who understands how to leverage and optimize that sort of evergreen franchise approach. Hasbro brings that experience to the table, and with it, the ability and reach to execute globally. It’s a perfect match."

David Hargreaves, Chief Financial Officer of Hasbro, Inc, said, “We are very pleased with this deal as it provides Hasbro with incremental revenues in high margin categories and allows us to maintain an appropriate balance in our portfolio of core brands and strategic licenses.”

Juli Boylan, Sr Vice President, Sony Pictures Consumer Products, the limited partner in Spider-Man Merchandising LP, stated, "We are thrilled to have Hasbro develop toys and games for Spider-Man 3.  We are very proud of the Spider-Man film franchise and feel Hasbro will play a pivotal role in its continued success."

The license is conditioned on its clearance under the Hart-Scott-Rodino Antitrust Improvements Act of 1976.

About Marvel Entertainment, Inc.

With a library of over 5,000 characters, Marvel Entertainment, Inc. (NYSE: MVL) is one of the world's most prominent character-based entertainment companies. Marvel's operations are focused on utilizing its character franchises in licensing, entertainment, publishing and toys. Areas of emphasis include feature films, DVD/home video, consumer products, video games, action figures and role-playing toys, television and promotions. Rooted in the creative success of over sixty years of comic book publishing, Marvel's strategy is to leverage its character franchises in a growing array of opportunities around the world. More information about Marvel can be found at www.marvel.com.

About Hasbro, Inc.

Hasbro (NYSE:HAS) is a worldwide leader in children's and family leisure time entertainment products and services, including the design, manufacture and marketing of games and toys ranging from traditional to high-tech. Both internationally and in the U.S., its PLAYSKOOL, TONKA, MILTON BRADLEY, PARKER BROTHERS, TIGER, and WIZARDS OF THE COAST brands and products provide the highest quality and most recognizable play experiences in the world. ©2006 Hasbro, Inc. All Rights Reserved.

About Spider-Man Merchandising, LP

Spider-Man Merchandising, LP is the limited partnership comprised of Marvel Entertainment, Inc. and Sony Pictures Consumer Products Inc., which oversees the  licensing  and  merchandising  for  the  Columbia  Pictures Spider-Man feature  films,  and  is  overseeing  the  licensing  and merchandising for Columbia Pictures Spider-Man™ 3 feature film.

About Sony Pictures Consumer Products

Sony  Pictures  Consumer  Products  (SPCP),  a Division of Columbia Tristar Consumer  Marketing  (CTCM),  is  based  in  Los  Angeles  and  handles the merchandising  and  branding  efforts  for  some  of  the  most  recognized properties  in film and television.  Columbia Tristar Consumer Marketing is a  division  of  Sony Pictures Entertainment (SPE).  SPE is a subsidiary of Sony  Corporation  of  America  (SCA),  a  subsidiary  of  Tokyo-based Sony Corporation.   SPE's  global operations encompass motion picture production and  distribution;  television production and distribution; digital content creation    and   distribution;   worldwide   channel   investments;   home entertainment acquisition and distribution; operation of studio facilities; development  of  new entertainment products, services and technologies; and distribution of filmed entertainment in 67 countries.

Super Hero(es) is a co-owned registered trademark. Marvel, Spider-Man, Fantastic Four, X-Men, Captain America, and related characters are trademarks of Marvel Characters, Inc. and are used under license. ™ & © 2005 Marvel Characters, Inc. All rights reserved.

Certain statements contained in this release contain "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. These statements include statements concerning expectations for future entertainment releases and related product releases, product performance and promotional and advertising expenditures, and may be identified by the use of forward-looking words or phrases such as "anticipate," "believe," "could," "expect," "intend," "look forward," "may," "planned," "potential," "should," "will" and "would." Such forward-looking statements are inherently subject to known and unknown risks and uncertainties. Actual actions or results may differ materially from those expected or anticipated in the forward-looking statements. Specific factors that might cause such a difference include, but are not limited to: changes in future entertainment releases or their timing; third party rights in future entertainment properties which impact the release of products related to those properties; consumer acceptance of future entertainment releases and related product offerings; changes in advertising or promotional actions based on the timing and success of entertainment releases and related products; Hasbro's ability to manufacture, source and ship new and continuing products on a timely basis and economic and public health conditions in the various markets in which Hasbro and its customers and suppliers operate throughout the world; and other risks and uncertainties as may be detailed from time to time in Hasbro's and Marvel’s public announcements and SEC filings. Hasbro and Marvel undertake no obligation to make any revisions to the forward-looking statements contained in this release or to update them to reflect events or circumstances occurring after the date of this release.

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